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[AMERICAN HOMEPATIENT LOGO]

                                                                  NEWS RELEASE
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Contact: Joseph F. Furlong          or               Stephen L. Clanton
         President and CEO                           Executive VP & CFO
         (615) 221-8884                              (615) 221-8884
                                                     PRIMARY CONTACT

    FOR IMMEDIATE RELEASE



               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
              THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2006
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BRENTWOOD, Tenn. (August 2, 2006) - American HomePatient, Inc. (OTC: AHOM or
AHOM.OB), one of the nation's largest home health care providers, today announced its financial results for the second quarter and six months ended June 30, 2006.

Revenues for the second quarter of 2006 were $81.0 million compared to $81.6 million for the second quarter of 2005, representing a decrease of $0.6 million, or 0.7%. Compared to the second quarter of 2005, revenues in the current quarter were negatively impacted by Medicare reimbursement reductions totaling approximately $1.6 million associated with the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA"). Without these reductions, revenues would have increased approximately $1.0 million, or 1.3%, for the quarter. Revenue growth in the second quarter was also negatively impacted by revenue declines in certain non-core product lines.

Revenues for the six months ended 2006 were $161.6 million compared to $163.1 million for the same six-month period in 2005, representing a decrease of $1.5 million, or 0.9%. Compared to the six months ended June 30, 2005, revenues were negatively impacted by Medicare reimbursement reductions totaling approximately $5.8 million associated with MMA. Without these reductions, revenues for the six months ended June 30, 2006 would have increased approximately $4.3 million, or 2.6%.

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Net loss for the second quarter of 2006 was $(1.8) million compared to $2.4 million net income for the second quarter of 2005, representing a decrease of $4.2 million. Diluted income (loss) per share for the second quarter was $(0.11) compared to $0.13 for the same quarter last year. The Medicare reimbursement changes associated with the MMA decreased net income by approximately $3.3 million in the second quarter of 2006 compared to the same quarter of 2005. This $3.3 million net income impact is comprised of a decrease in net revenue of approximately $1.6 million and an increase in cost of sales of approximately $1.7 million. The reduced revenues of approximately $1.6 million are due to a reduction in inhalation drug reimbursement. Cost of sales increased approximately $1.7 million due to a shift in product mix related to changes in inhalation drug reimbursement.

Net loss for the six months ended June 30, 2006 was $(2.6) million compared to $3.7 million net income for the same six month period in 2005, representing a decrease of $6.3 million. Diluted income (loss) per share for the six months ended June 30, 2006 was $(0.15) compared to $0.20 for the same six month period in 2005. The Medicare reimbursement changes associated with the MMA decreased net income by approximately $8.0 million in the six months ended June 30, 2006 compared to the same period of 2005. This $8.0 million net income impact is comprised of a decrease in net revenue of approximately $5.8 million and an increase in cost of sales of approximately $2.2 million. The reduced revenues of approximately $5.8 million include a reduction in inhalation drug reimbursement of approximately $4.2 million and a reduction in oxygen reimbursement of approximately $1.6 million. The oxygen reimbursement reduction went into effect in late March of 2005. Cost of sales increased approximately $2.2 million due to a shift in product mix related to changes in inhalation drug reimbursement.

In addition to the impact of the reimbursement reductions discussed above, the Company's net income in the second quarter and six months of 2006 was also reduced by expenses related to investments made in information systems enhancements, sales and marketing programs, start up of an inhalation drug pharmacy operation, and further centralization of field activities, all of which are intended to enhance efficiency and profitability in the future. Also, the Company recorded additional depreciation expense of $0.4 million and $0.6 million during the second quarter and first six months of 2006, respectively, due to a decrease in the depreciable lives of certain rental equipment assets as a result of the recently announced reductions by Medicare in rental periods for various types of durable medical equipment. The Company's adoption of


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SFAS 123R "Share-Based Payment" effective January 1, 2006 increased general and administrative expenses by $0.2 million and $0.3 million in the second quarter and six months ended June 30, 2006, respectively.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is a non-GAAP financial measurement that is calculated as net income excluding interest, taxes, depreciation and amortization. EBITDA for the second quarter of 2006 was $11.3 million compared to $13.9 million for the same period in 2005. For the six months ended June 30, 2006, EBITDA was $22.0 million compared to $26.0 million for the same period in 2005. The MMA reimbursement reductions, as discussed above, reduced EBITDA by approximately $3.3 million in the first quarter of 2006, and approximately $8.0 million for the six months ended June 30, 2006.

American HomePatient, Inc. is one of the nation's largest home health care providers with 262 centers in 34 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

American HomePatient, Inc. prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). American HomePatient, Inc. also provides information related to non-GAAP financial measurements such as, EBITDA, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financial statements, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company's operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of


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operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


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AMERICAN HOMEPATIENT, INC.                                           SCHEDULE A
SUMMARY FINANCIAL DATA
(In thousands, except per share data)


                                                              THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                              ---------------------------    -----------------------------
                                                                  2006            2005          2006            2005
                                                              ---------------------------    -----------------------------
                                                                       (UNAUDITED)                   (UNAUDITED)

Revenues, net                                                  $  81,036      $  81,617      $ 161,582      $ 163,105
Cost of sales and related services                                19,997         19,522         40,872         39,298
Cost of rentals and other revenues, including rental
  equipment depreciation                                          11,517         10,108         21,535         19,657
Operating expenses                                                39,766         39,227         79,304         79,216
Bad debt expense                                                   2,771          2,186          5,563          4,875
General and administrative expenses                                4,543          4,108          8,644          8,307
Depreciation, excluding rental equipment, and amortization           950            850          1,872          1,663
Interest expense, net                                              4,489          4,313          8,691          8,603
Other expense (income), net                                           12           (100)          (128)          (155)
Earnings from unconsolidated joint ventures                       (1,382)        (1,172)        (2,608)        (2,379)
                                                               ---------      ---------      ---------      ---------

(LOSS) INCOME FROM OPERATIONS BEFORE REORGANIZATION
  ITEMS AND INCOME TAXES                                          (1,627)         2,575         (2,163)         4,020

Reorganization expense                                               135             81            251            187
                                                               ---------      ---------      ---------      ---------
(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES                 (1,762)         2,494         (2,414)         3,833

Provision for income taxes                                            87             87            174            183
                                                               ---------      ---------      ---------      ---------
NET (LOSS) INCOME                                              $  (1,849)     $   2,407      $  (2,588)     $   3,650
                                                               =========      =========      =========      =========


Basic income per common share                                  $   (0.11)     $    0.14      $   (0.15)     $    0.21
Diluted income per common share                                $   (0.11)     $    0.13      $   (0.15)     $    0.20


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



                                                               JUNE 30,        DECEMBER 31,
                                                                 2006             2005
                                                              -----------       ----------
                                                                       (UNAUDITED)

Cash and cash equivalents                                      $   7,299         $   4,444
Restricted cash                                                      650               650
Net patient receivables                                           54,052            55,222
Other receivables                                                    666             1,242
                                                               ---------         ---------
        Total receivables                                         54,718            56,464
Other current assets                                              17,141            22,871
                                                               ---------         ---------
        Total current assets                                      79,808            84,429
Property and equipment, net                                       55,562            56,981
Goodwill                                                         121,834           121,834
Other assets                                                      22,768            24,390
                                                               ---------         ---------
        TOTAL ASSETS                                           $ 279,972         $ 287,634
                                                               =========         =========

Accounts payable                                               $  21,771         $  18,110
Current portion of long-term debt and capital leases                 518               908
Other current liabilities                                         21,074            30,276
                                                               ---------         ---------
        Total current liabilities                                 43,363            49,294

Long-term debt and capital leases, less current portion          250,301           250,111
Other noncurrent liabilities                                          35                50
                                                               ---------         ---------
        Total liabilities                                        293,699           299,455

        Minority interest                                            653               635

        Total shareholders' deficit                              (14,380)          (12,456)
                                                               ---------         ---------
        TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT            $ 279,972         $ 287,634
                                                               =========         =========

                                                                  SCHEDULE B


AMERICAN HOMEPATIENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (In thousands)



                                                         THREE MONTHS ENDED JUNE 30,       SIX MONTHS ENDED JUNE 30,
                                                        -----------------------------    -------------------------------
                                                            2006             2005           2006             2005
                                                        -----------------------------    -------------------------------
                                                                  (UNAUDITED)                      (UNAUDITED)

Net (loss) income (Note A)                                $ (1,849)        $  2,407        $ (2,588)        $  3,650

Add:

  Provision for income taxes                                    87               87             174              183

  Interest expense, net                                      4,489            4,313           8,691            8,603

  Rental equipment depreciation                              7,623            6,240          13,840           11,945

  Other depreciation  and amortization                         950              850           1,872            1,663
                                                          --------         --------        --------         --------

Earnings before interest, taxes, depreciation, and
    amortization (EBITDA)                                 $ 11,300         $ 13,897        $ 21,989         $ 26,044
                                                          ========         ========        ========         ========





                                                             THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                            -----------------------------  -----------------------------
                                                                2006            2005           2006            2005
                                                            -----------------------------  -----------------------------
                                                                    (UNAUDITED)                      (UNAUDITED)

Revenues, net                                                $ 81,036        $ 81,617        $161,582        $163,105

Add:

  Impact of MMA reimbursement reductions                        1,618              --           5,809              --
                                                             --------        --------        --------        --------

  Revenue, net, excluding impact of MMA reimbursement
     reductions                                              $ 82,654        $ 81,617        $167,391        $163,105
                                                             ========        ========        ========        ========




 Note A: Net income in the second quarter of 2006 and the six months ended June 30, 2006 was impacted by $180 and $320, respectively of non-cash stock-based compensation expense associated with the required adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment".